Exhibit 2.4

FIRST AMENDMENT TO
SECURITIES PURCHASE AGREEMENT

This First Amendment to Securities Purchase Agreement (this “Amendment”) is made and entered into as of May 27, 2010, by and among (i) iPay Technologies Holding Company, LLC, a Delaware limited liability company (the “Company”), (ii) Jack Henry & Associates, Inc., a Delaware corporation (the “Buyer”), and (iii) SEI V iPay AIV, L.P., a Delaware limited partnership (the “Agent”).  The Spectrum Transferee and the Bain Transferees (each, as defined below) are also executing this Amendment and shall be considered “parties” hereto for all purposes hereof.

Introduction

The Buyer, the Company and the Agent are parties to that certain Securities Purchase Agreement dated as of May 6, 2010 (the “Purchase Agreement”).  Capitalized terms used herein that are not defined herein shall have the meanings given to them in the Purchase Agreement.  Since the date of the execution of the Purchase Agreement, SEI V iPay AIV, L.P. has transferred its Units (the “Spectrum Transfer”) to its wholly owned subsidiary, SEI V iPay LLC, a Delaware limited liability company (the “Spectrum Transferee”).  Since the date of the execution of the Purchase Agreement, (x) Bain Capital Venture Fund 2005, L.P. has transferred all of the shares of capital stock of Bain Blocker held by it (the “Bain 2005 Transfer”) to its wholly owned subsidiary, BCV 2005 Investor, LLC, a Delaware limited liability company (the “Bain 2005 Fund Transferee”), (y) BCIP Associates III, LLC has transferred all of the shares of capital stock of Bain Blocker held by it (the “BCIP III Transfer”) to its wholly owned subsidiary, BCV BCIP III Investor, LLC, a Delaware limited liability company (the “BCIP III Fund Transferee”), and (z) BCIP Associates III-B, LLC has transferred all of the shares of capital stock of Bain Blocker held by it (the “BCIP III-B Transfer” and together with the Bain 2005 Transfer and the BCIP III Transfer, the “Bain Transfers”) to its wholly owned subsidiary, BCV BCIP III-B Investor, LLC, a Delaware limited liability company (the “BCIP III-B Fund Transferee” and together with the Bain 2005 Fund Transferee and the BCIP III-B Fund Transferee, the “Bain Transferees”).  The Buyer, the Company and the Agent wish to amend the Purchase Agreement (i) to acknowledge the Spectrum Transfer and the Bain Transfers, (ii) to add the Spectrum Transferee and each of the Bain Transferees as a “Seller” under the Purchase Agreement, and (iii) to update the Disclosure Schedules to the Purchase Agreement in light of the Spectrum Transfer and the Bain Transfers.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.1.

Addition of Spectrum Seller.  The Spectrum Transferee shall be added as a Seller to the Purchase Agreement, and the Units held by the Spectrum Transferee shall constitute Purchased Securities.  By its execution hereof, the Spectrum Transferee shall be deemed for all purposes to be a party to the Purchase Agreement and included in the definition of “Seller” thereunder.

1.2.

Addition of Bain Sellers.  Each of the Bain Transferees shall be added as a Seller to the Purchase Agreement, and the shares of capital stock of Bain Blocker held by each of the Bain Transferees (and sold to Buyer by the Bain Transferees under the Purchase Agreement) shall constitute Purchased Securities.  By its execution hereof, each of the Bain Transferees shall be deemed for all purposes to be a party to the Purchase Agreement and included in the definitions of “Seller” and “Bain” thereunder.

1.3.

Amendment to the Disclosure Schedules for Spectrum Transfer.  Schedule 2.7 shall be amended by replacing the reference to “SEI V iPay AIV, L.P.” with “SEI V iPay LLC” and by adding a reference to the following agreement:  “Unit Transfer Agreement dated as of May 27, 2010, by and between SEI V iPay AIV, L.P. and SEI V iPay LLC.”  This Section 1.3 shall not be deemed a Disclosure Supplement, but rather Schedule 2.7 shall be deemed fully amended as set forth in this Section 1.3.

1.4.

Amendment to the Disclosure Schedules for Bain Transfers.  Schedule 3.5 to the Purchase Agreement shall be amended in its entirety by replacing it with Schedule 3.5 attached to this Amendment. This Section 1.4 shall not be deemed a Disclosure Supplement, but rather Schedule 3.5 to the Purchase Agreement shall be deemed fully amended as set forth in this Section 1.4.

1.5.

Tax Matters.  The following subsection is hereby added to Section 5.7 of the Purchase Agreement:

“(g)

If the Spectrum Transfer results in the closing of the taxable year of the Company for federal income tax purposes, then the Company and its Subsidiaries shall, in accordance with Section 5.7(a) hereof, file a federal income tax return for the year then ended in a manner consistent with the past practice of the Company and its Subsidiaries, except as otherwise required by any Legal Requirement.  The federal income tax return of the Company and its Subsidiaries for such taxable year shall include an election under Section 754 of the Code, including the statement required by Treas. Reg. §1.743-1(k)(1), in the form prepared by the Agent.  The Company shall permit the Agent and its representatives to review and comment on each Tax Return of the Company and/or any of its Subsidiaries filed pursuant to this Section at least thirty (30) days prior to the date on which any such Tax Return is to be filed and shall make such revisions thereto as are reasonably requested by Agent and its representatives.”

1.6.

Miscellaneous.  This Amendment may be executed in one or more counterparts and may be delivered by electronic mail in “portable document format” (“.pdf”) form or via facsimile, each of which shall be deemed an original and all of which taken together shall constitute one and the same Amendment.  Except as specifically amended by this Amendment, the Purchase Agreement is and shall be unaffected hereby and shall continue in full force and effect in accordance with its terms.  Each of the parties hereto hereby acknowledges, confirms and ratifies its respective obligations under the Agreement.  The parties hereto further acknowledge and confirm that for all purposes of the Agreement, the term “Agreement” shall mean the Agreement as amended by and through the date of this Amendment and as further amended from time to time hereafter.

IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

BUYER:

JACK HENRY & ASSOCIATES, INC.

By:

Name:

Title:

COMPANY:

iPAY TECHNOLOGIES

HOLDING COMPANY, LLC

By:

Name:

William Ready

Title:

President

AGENT:

SEI V iPAY AIV, L.P.

By:

Spectrum Equity Associates V, L.P.,

its general partner

By:

SEA V Management LLC,

its general partner

By:

Name:

Michael J. Kennealy

Title:

Managing Director

SPECTRUM TRANSFEREE:

SEI V iPay LLC

By:

SEI V iPAY AIV, L.P.,

its sole member

By:

Spectrum Equity Associates V, L.P.,

its general partner

By:

SEA V Management LLC,

its general partner

By:

Name:

Michael J. Kennealy

Title:

Managing Director

BAIN TRANSFEREES:

BCV 2005 INVESTOR, LLC

By:

Bain Capital Venture Fund 2005, L.P.,

its manager

By:

Bain Capital Venture Partners 2005,

L.P.,

its general partner

By:

Bain Capital Venture Investors, LLC,

its general partner

By:

Name:

Michael Krupka

Title:

Managing Director

BCV BCIP III INVESTOR, LLC

By:

BCIP Associates III, LLC,

its manager

By:

BCIP Associates III,

its manager

By:

Bain Capital Investors, LLC,

its managing partner

By:

Name:

Michael Krupka

Title:

Managing Director

BCV BCIP III-B INVESTOR, LLC

By:

BCIP Associates III-B, LLC,

its manager

By:

BCIP Associates III-B,

its manager

By:

Bain Capital Investors, LLC,

its managing partner

By:

Name:

Michael Krupka

Title:

Managing Director

Schedule 3.5

Bain Blocker

Capitalization of Bain Blocker:

Stockholder	Shares of Common Stock
BCV 2005 Investor, LLC	873.09645
BCV BCIP III Investor, LLC	124.41947
BCV BCIP III-B Investor, LLC	2.48408
Total	1,000.00000

All of Bain Blocker’s cash will be transferred to Bain at or prior to Closing.  This transfer will be effected at or prior to Closing by Bain Blocker consummating a redemption of some of its issued and outstanding shares of capital stock from the holders thereof.  As a result of the consummation of this redemption, the number of shares of stock of Bain Blocker shown as outstanding on this Schedule 3.5 will change at or prior to Closing.